As filed with the Securities and Exchange Commission on March 3, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Fabrinet

(Exact name of registrant as specified in its charter)

Cayman Islands	3661	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Walker House

87 Mary Street

George Town

Grand Cayman

KY1-9005

Cayman Islands

+66 2-524-9660

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corporation Service Company

1090 Vermont Avenue, N.E., Suite 430

Washington, D.C. 20005

(800) 927-9800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Larry W. Sonsini, Esq. Robert P. Latta, Esq. Nathaniel P. Gallon, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304-1050 (650) 493-9300	James C. Lin, Esq. Davis Polk & Wardwell LLP c/o 18th Floor, The Hong Kong Club Building 3A Chater Road, Hong Kong (852) 2533-3300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-172355

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☒	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price (1)(2)(3)	Amount of Registration Fee
Ordinary shares, par value $0.01 per share	1,392,650	$28.50	$39,690,525	$4,609

(1)	Includes ordinary shares that the underwriters may purchase, including pursuant to the underwriters’ option to purchase additional shares, if any, from certain of the selling shareholders.
(2)	The 1,392,650 shares being registered under this Registration Statement are in addition to the 6,900,000 shares registered pursuant to the Registration Statement on Form S-1 (File No. 333-172355).
(3)	Based on the public offering price.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the sole purpose of registering additional ordinary shares of Fabrinet (the “Registrant”). The contents of the Registration Statement on Form S-1, as amended (File No. 333-172355), initially filed by the Registrant on February 18, 2011 and declared effective by the Securities and Exchange Commission (the “Commission”) on March 3, 2011, including the documents incorporated by reference in the prospectus contained therein and the exhibits thereto, are incorporated herein by reference.

CERTIFICATION

The Registrant hereby certifies to the Commission that the Registrant has paid to the Commission amounts sufficient to cover the filing fee set forth on the cover page of this Registration Statement for the additional ordinary shares being registered hereby in connection with the Registration Statement on Form S-1 (File No. 333-172355).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California on March 3, 2011.

FABRINET

By:	/S/ DAVID T. MITCHELL
Name:	David T. Mitchell
Title:	Chief Executive Officer and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/S/ DAVID T. MITCHELL David T. Mitchell	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	March 3, 2011

/S/ MARK J. SCHWARTZ Mark J. Schwartz	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	March 3, 2011

* Mark A. Christensen	Director	March 3, 2011

* Ta-lin Hsu	Director	March 3, 2011

* Thomas F. Kelly	Director	March 3, 2011

* Frank H. Levinson	Director	March 3, 2011

* Rollance E. Olson	Director	March 3, 2011

* Virapan Pulges	Director	March 3, 2011

* William J. Perry	Director	March 3, 2011

*By:	/S/ MARK J. SCHWARTZ Mark J. Schwartz Attorney-in-Fact

INDEX TO EXHIBITS

Incorporated by reference herein
Exhibit Number	Description	Filed herewith	Form	Exhibit No.	Filing Date	File. No.
5.1	Opinion of Walkers, special counsel to the registrant, regarding the validity of the registrant’s ordinary shares being registered	x

23.1	Consent of PricewaterhouseCoopers ABAS Ltd.	x

23.2	Consent of Walkers (included in Exhibit 5.1)	x

24.1	Power of Attorney		S-1	24.1	February 18, 2011	333-172355